UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9,  2010

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jiron Caracas 2226, Jesús María, Lima 11, Peru	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (51 1) 989 184706

_______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Amazon Goldsands Ltd. (the “Company”) entered into a Mineral Rights Option Agreement (the “Option Agreement”) with Temasek Investments Inc. (“Temasek”) on September 18, 2008, as amended and supplemented by Amendment No. 1 dated May 12, 2009 (“Amendment No. 1”) and Amendment No. 2 dated February 3, 2010 (“Amendment No. 2”), in order to acquire four separate options from Temasek, each providing for the acquisition of a twenty-five percent interest in certain mineral rights (the “Mineral Rights”) in certain properties in Peru, potentially resulting in the Company's acquisition of one hundred percent of the Mineral Rights.

In accordance with the terms of the Option Agreement, as amended by Amendment No. 1 and Amendment No. 2, on March 9, 2010, the Company issued a total of 5,000,000 shares of common stock to Temesek and its designees as partial consideration for the exercise of the third, twenty-five percent option to acquire an aggregate seventy-five percent interest in the Mineral Rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2010

Amazon Goldsands Ltd.

By:	/s/ Kenneth Phillippe
Name:	Kenneth Phillippe
Title:	Chief Executive Officer, Chief Financial Officer , Secretary & Treasurer